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                                                              EXHIBIT EX-99.D.10

                     INTERIM INVESTMENT MANAGEMENT CONTRACT
                                     BETWEEN
                          HILLVIEW INVESTMENT TRUST II
                                       AND
                         HILLVIEW CAPITAL ADVISORS, LLC

Contract made as of March 31, 2005, between Hillview Investment Trust II, a Delaware business trust ("Trust"), on behalf of Hillview Alpha Fund and Hillview International Alpha (each a "Fund" and collectively the "Funds"), and Hillview Capital Advisors, LLC, a Delaware limited liability company (the "Adviser").

WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

WHEREAS the Trust currently consists of three series - Hillview Alpha Fund, Hillview International Alpha Fund and REMS Real Estate Value-Opportunity Fund; and

WHEREAS the Trust hereafter may establish additional series of its shares of beneficial interest; and

WHEREAS the Trust desires to retain Adviser as investment manager to furnish certain investment advisory and portfolio management services to the Trust and the Funds set forth on Appendix A, and Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints Adviser as investment manager for the period and on the terms set forth in this Contract. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Investment Manager.

(a) Subject to the supervision of the Trust's Board of Trustees ("Board"), Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, and the brokers and dealers through whom trades will be executed. The Adviser may delegate to one or more sub-advisers, in whole or in part, its duty to provide a continuous investment management program with respect to any Fund, including the provision of investment management services with respect to a portion of the Fund's assets, in accordance with Paragraph 4 of this Contract.

(b) Adviser agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of the Fund or provide the Trust or Adviser's other clients with research, analysis, advice and similar services. Adviser may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of Adviser to such Fund and its other clients and that the total commissions or spreads paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be


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purchased from or sold to Adviser or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever Adviser simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

(c) Adviser will oversee the maintenance of all books and records with respect to the securities transactions of each Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for Trust upon request by the Trust.

(d) Adviser will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

3. Further Duties. In all matters relating to the performance of this Contract, Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

4. Delegation of Adviser's Duties as Investment Manager. With respect to the Trust and each Fund, Adviser may enter into one or more contracts ("Sub-Advisory Contract") with sub-advisers in which Adviser delegates to such sub-advisers the performance of any or all of the services specified in Paragraph 2 of this Contract, provided that: (i) each Sub-Advisory Contract imposes on the sub-adviser bound thereby all the corresponding duties and conditions to which Adviser is subject with respect to the delegated services under Paragraphs 2 and 3 of this Contract; (ii) each Sub-Advisory Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Advisory Contract unless it is approved by the Board prior to implementation.

5. Services Not Exclusive. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a Trustee, officer or employee, of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. Expenses.

(a) During the term of this Contract, each Fund will bear all expenses, not specifically assumed by Adviser.

(b) Expenses borne by each Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any


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losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Adviser under this Contract; (iii) fees, and other compensation and expenses of the Sub-Advisors pursuant to Sub-Advisory Contracts approved by the Trust; (iv) investment consulting fees and related costs; (v) expenses of organizing the Trust and the Fund; (vi) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (vii) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Trust under federal and/or state securities laws and maintaining such registrations and qualifications; (viii) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (ix) fees and salaries payable to the Trust's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (x) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (xi) taxes (including any income or franchise taxes) and governmental fees; (xii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xiii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Fund for violation of any law; (xiv) interest charges; (xv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xvi) charges of custodians, transfer agents, pricing agents and other agents; (xvii) expenses of disbursing dividends and distributions; (xviii) expenses of setting in type, printing and mailing reports, notices and proxy materials for existing shareholders; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Trust or Fund; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof;
(xxii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.

(c) Adviser will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by the Interested Trustees.

(d) The payment or assumption by Adviser of any expense of the Trust or a Fund that Adviser is not required by this Contract to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Trust or a Fund on any subsequent occasion.

7. Compensation.

(a) All compensation earned by the Adviser under this Contract shall be held in an interest-bearing escrow account with the custodian of the Funds' assets or a bank. If the majority of the a Fund's outstanding voting securities approve a new investment management contract with the Adviser by the end of the 150 day period that this Contract is effective, the Adviser will be paid the amount in the escrow account (including interest earned). If a majority of a Fund's outstanding voting securities do not approve a new investment management contract with the Adviser, the Adviser will be paid, out of the escrow account the lesser of (i) Adviser's costs incurred in performing this Contract (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

(b) Subject to the provisions above, the compensation of the Adviser for its services provided to each Fund listed in Appendix A under this Contract shall be an annual fee, payable monthly, based upon the Fund's average daily assets as set forth in Appendix B. Such compensation shall be paid solely from the assets of the Fund.


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(c) The fee shall be computed daily and paid monthly to Adviser on or before the last business day of the next succeeding calendar month.

(d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

8. Limitation of Liability of Adviser and Indemnification. Adviser and its delegates, including any sub-adviser to any Fund or the Trust, shall not be liable and the Trust shall indemnify Adviser and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any Fund, the Trust or any of its shareholders, in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance by Adviser of its duties or from reckless disregard by Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, partner, employee, or agent or one under the control or direction of Adviser even though paid by it.

9. Duration and Termination.

(a) This Contract shall become effective upon the date first above written, provided that this Contract has been approved by a vote of a majority of those Trustees of the Trust who are not parties of this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting such approval.

(b) Unless sooner terminated as provided herein, this Contract shall continue in effect for a period of 150 days after the day and year first above written.

(c) Notwithstanding the foregoing, with respect to the Trust this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund on ten days' written notice to Adviser or by Adviser at any time, without the payment of any penalty, on ten days' written notice to the Trust. Termination of this Contract with respect to any given Fund shall not affect the continued effectiveness of the Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.

10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of such Fund's outstanding voting securities, when required by the 1940 Act.

11. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. License Agreement. The Trust shall have the non-exclusive right to use the name "Hillview" to designate any current or future Fund only so long as Hillview Capital Advisors, LLC serves as investment manager or adviser to the Trust with respect to such Fund.


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13. Limitation of Shareholder Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Trust, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Trust and shareholders of the Trust, and this Contract has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust, as provided in the Trust's Agreement and Declaration of Trust.

14. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                        HILLVIEW INVESTMENT TRUST II


                                        By: /s/ David Spungen
                                            ------------------------------------
                                        Name: David Spungen
                                        Title: President and Trustee


                                        HILLVIEW CAPITAL ADVISORS, LLC


                                        By: /s/ David Spungen
                                            ------------------------------------
                                        Name: David M. Spungen
                                        Title: CEO


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                                   APPENDIX A
                                       TO

                         INVESTMENT MANAGEMENT CONTRACT

                                     BETWEEN

                          HILLVIEW INVESTMENT TRUST II

                                       AND

                         HILLVIEW CAPITAL ADVISORS, LLC

                               Hillview Alpha Fund

                        Hillview International Alpha Fund


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                                   APPENDIX B
                                       TO

                         INVESTMENT MANAGEMENT CONTRACT

                                     BETWEEN

                          HILLVIEW INVESTMENT TRUST II

                                       AND

                         HILLVIEW CAPITAL ADVISORS, LLC

Each Fund shall pay the Adviser a fee, computed daily and paid monthly, at the annual rate of 0.25% of the Fund's average daily assets.

Dated: March 31, 2005